Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of November 21, 2024 (this “Support Agreement”), among Mediaocean LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder(s) of Innovid Corp., a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Support Agreement, Parent, Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented pursuant to its terms, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Parent;

WHEREAS, the Stockholders own the number of shares of Company Common Stock set forth on Schedule A hereto (collectively, the “Subject Shares”);

WHEREAS, as a condition and an inducement to Parent’s willingness to enter into the Merger Agreement, Parent has requested that the Stockholders agree, and the Stockholders have agreed, to enter into this Support Agreement in connection with the Merger Agreement; and

WHEREAS, in consideration of the execution of the Merger Agreement by Parent, each Stockholder is hereby agreeing to enter into this Support Agreement and to vote the Subject Shares in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and the Stockholders hereby agree as follows:

Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as to only itself, himself or herself (severally and not jointly) to Parent as follows:

(a) Authority. The Stockholder has all requisite power and authority to execute and deliver this Support Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Support Agreement, the performance by the Stockholder of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby.

(b) Execution; Delivery; Enforceability. The Stockholder has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to such Stockholder in connection with the execution and delivery of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) such reports, schedules or statements under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby or (ii) where the failure to obtain such consents, approval, order or authorization or make such registration, declaration or filing would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(c) No Conflict. The execution and delivery of this Support Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Stockholder will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which such Stockholder is bound, or any law, rule, regulation, judgment, order or decree by which the Stockholder is bound, except for such (i) conflicts, breaches, violations, or defaults; (ii) rights of termination, amendment, acceleration or cancellation; or (iii) Liens created on any of the Subject Shares, in each case, as would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) The Subject Shares. The Stockholder is the beneficial owner of the Subject Shares listed on Schedule A hereto across from his, her or its name, free and clear of any Lien (other than any restrictions or rights created by this Support Agreement or under applicable federal or state securities laws). The Subject Shares constitute all of the outstanding shares of capital stock of the Company beneficially owned by such Stockholder as of the date hereof. The Stockholder has or will have the sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Support Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights (other than any restrictions or rights created by this Support Agreement). None of the Subject Shares owned by such Stockholder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as contemplated by this Support Agreement. Notwithstanding anything to the contrary set forth herein, any shares of capital stock or other securities of the Company that the Stockholder purchases or otherwise acquires beneficial ownership after the date of this Support Agreement and during the Support Period shall be deemed Subject Shares and subject to the terms and conditions of this Support Agreement.

(e) Absence of Litigation. There is no Proceeding (whether judicial, arbitral, administrative or other) pending against or, to the knowledge of the Stockholder, threatened against or affecting, such Stockholder or the Subject Shares that would reasonably be expected to impair or adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Reliance. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Support Agreement.

Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a) Authority. Parent has all requisite corporate power and authority to execute and deliver this Support Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Support Agreement, the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent, and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Support Agreement, the performance by Parent of Parent’s obligations hereunder and the consummation of the transactions contemplated hereby.

(b) Execution; Delivery; Enforceability. Parent has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to Parent in connection with the execution and delivery of this Support Agreement, the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by Parent under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Parent’s ability to perform its obligations hereunder.

(c) No Conflict. The execution and delivery of this Support Agreement by Parent do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound, or any law, rule, regulation, judgment, order or decree by which Parent is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Support Agreement or otherwise prevent or materially delay Parent from performing its obligations under this Support Agreement.

Section 3. Covenants of the Stockholders.

(a) Support. At all times during the Support Period (as defined below), each Stockholder covenants and agrees as follows:

(i) Agreement to Vote. At every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) called to seek, and in every other circumstance in which a vote, action, written consent, resolution or other approval of the stockholders of the Company is proposed seeking, the Requisite Stockholder Approval, approval of the Merger or adoption of the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any matter that would reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval), the Stockholder shall vote (including via proxy) all of such Stockholder’s Subject Shares, or shall cause each holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Subject Shares:

(A) in favor of (1) granting the Requisite Stockholder Approval, (2) approving the Merger and (3) adopting the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any other matter that could reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval); and

(B) against (1) any Acquisition Proposal (other than the Merger Agreement and the Merger) without regard to the terms of such Acquisition Proposal, (2) any other matter (including, without limitation, any amendment to the Company organizational documents and any change in the Company Board) that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement, and (3) any other action, transaction or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement or of any Stockholder in this Support Agreement (the obligations of each Stockholder described in this Section 3(a), the “Support Obligations”).

For the avoidance of doubt, any obligation pursuant to the foregoing clause (B) shall not be read to affect, reduce or eliminate the obligation of any Stockholder pursuant to clause (A).

(ii) Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within ten (10) Business Days of receipt and in any case at least three Business days prior to the meeting at which any of Support Obligations are to be considered, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any Support Obligations (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions). For the avoidance of doubt, the Stockholder shall at all times retain the right to vote the Subject Shares (or to direct how such Subject Shares shall be voted) in the Stockholder’s sole discretion on matters other than Support Obligations.

(iii) Consents and Waivers. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any Contracts to which such Stockholder is a party or pursuant to any rights such Stockholder may have.

(b) No Transfer. From the date hereof until the earlier of the expiration of the Support Period and obtaining the Requisite Stockholder Approval, other than pursuant to this Support Agreement, each Stockholder shall not, directly or indirectly, Transfer (as defined below) any Subject Shares to any Person, in each case other than pursuant to the Merger. Notwithstanding the foregoing, a Stockholder shall be permitted to distribute all or any portion of the Subject Shares pursuant to (i) bona fide gifts to any member of the Stockholder’s immediate family or otherwise for estate planning purposes, (ii) any Transfer occurring by will, divorce decree, testamentary document or intestate succession upon the death of a Stockholder who is an individual, (iii) a “cashless exercise” to pay the exercise price of Company Options or to satisfy such Stockholder’s Tax withholding obligations in connection with such exercise, as permitted pursuant to the terms of any of the Company Equity Awards, (iv) to effect a “net settlement” of Company RSUs to satisfy such Stockholder’s Tax withholding obligations upon the settlement of a Company RSU, as permitted pursuant to the terms of any of the Company Equity Awards, or (v) in the case of a Stockholder that is not an individual, to an Affiliate of such Stockholder; provided, further, in the case of the foregoing clauses (i), (ii) and (v), that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee executes a joinder to this Support Agreement pursuant to which such transferee becomes a party to this Support Agreement and agrees to be bound by all the terms of this Support Agreement applicable to such Stockholder, and any Transfer or attempted Transfer of any Subject Shares in violation of this Section 3(b) shall, to the fullest extent permitted by Law, be null and void ab initio.

“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntary or involuntary, of any Subject Shares or any interest in any Subject Shares, (ii) entry into any Contract, option, swap or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), (iii) the deposit of such Subject Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Support Agreement) with respect to such Subject Shares or the grant of any proxy or power of attorney (other than this Support Agreement) with respect to such Subject Shares, (iv) to otherwise grant, permit or suffer the creation of any Liens (other than those created by this Support Agreement or under applicable securities laws), (v) to take or permit any other action that would prevent the performance of such Stockholder’s obligations hereunder or (iv) to offer, commit or agree, directly or indirectly, to take any of the foregoing actions.

The “Support Period” shall commence on the date hereof and continue until the first to occur of (1) the Effective Time, (2) the date and time of the valid termination of the Merger Agreement in accordance with its terms, (3) the Company Stockholder Meeting at which a vote upon the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement is taken and (4) the time at which the Company Board makes a Recommendation Change.

(c) Capacity. Notwithstanding anything to the contrary in this Support Agreement, (i) each Stockholder is entering into this Support Agreement, and agreeing to become bound hereby, solely in its capacity as a stockholder of the Company and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Support Agreement shall obligate such Stockholder to take, or forbear from taking, any action as a director or officer of the Company (including without limitation through the individuals that it has elected to the Company Board) or from complying with his or her fiduciary duties or other legal obligations under applicable law, other than in the capacity as a Stockholder of the Company with respect to the voting of the Subject Shares as specified in Section 3(a).

(d) Appraisal Rights. Each Stockholder hereby irrevocably waives, and agrees not to exercise or assert, if applicable, any appraisal rights or rights of dissent (including, without limitation, under Section 262 of DGCL, a copy of which is attached hereto as Schedule B) in connection with the Merger; provided, that nothing in this shall restrict or prohibit Stockholder from asserting (i) its right to receive the Per Share Price in accordance with the Merger Agreement and the DGCL or (ii) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of the successors and assigns relating to this Support Agreement or the Merger Agreement, or from enforcing its rights under this Support Agreement.

(e) No Solicitation. Each Stockholder agrees during the Support Period that it will not, and will cause each of its controlled Affiliates and its and their respective Representatives to not, directly or indirectly, (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to the Merger, (ii) initiate a stockholders’ vote with respect to any Acquisition Proposal, (iii) become a member of a “group” (as such term is used in Section 13(g) of the Exchange Act) with respect to any voting securities of the Company with respect to any Acquisition Proposal or (iv) take any action that the Company is prohibited from taking pursuant to Section 5.3 (No Solicitation), Section 6.4 (Company Stockholder Meeting) or Section 6.13 (Public Statements and Disclosure) of the Merger Agreement.

(f) New Shares; Obligation to Update Schedule A. Each Stockholder agrees that any shares of Company Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Common Stock that such Stockholder acquires pursuant to the exercise or settlement of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) during the Support Period shall automatically become, and shall be deemed to be, Subject Shares and will thereafter be subject to the terms and conditions of this Support Agreement to the same extent as if they comprised Subject Shares on the date hereof. Each Stockholder agrees that, in connection with any acquisitions or Transfers (to the extent permitted) of Subject Shares by such Stockholder, the Stockholder will, as promptly as practicable following the completion of such acquisition or Transfer (and in any event within two (2) Business Days), notify Parent in writing of such acquisition or Transfer and the parties will update Schedule A hereto to reflect the effect of such acquisition or Transfer.

Section 4. Termination. This Support Agreement shall terminate upon the termination of the Support Period.

Section 5. Further Assurances. Subject to the terms and conditions of this Support Agreement, each Stockholder (i) shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Support Agreement and (ii) agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manger practicable, the Merger.

Section 6. General Provisions.

(a) Amendments. This Support Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), faxed (with confirmation), or sent by email (provided, that such email states that it is a notice defined pursuant to this Section 6(b) to the Company, Parent or Merger Sub in accordance with Section 9.2 of the Merger Agreement and to a Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice)).

(c) Interpretation. The terms of Section 1.3 of the Merger Agreement shall apply to this Support Agreement, mutatis mutandis.

(d) Severability. In the event that any term, provision, covenant or restriction of this Support Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or other Governmental Authority to be illegal, void or unenforceable, the remainder of this Support Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Support Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(e) Stop Transfer Instructions. At all times during the Support Period, in furtherance of this Support Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Support Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the end of the Support Period.

(f) Specific Performance. The parties hereto acknowledge that Parent may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of any party hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties further agree that no party shall be required to obtain, secure, furnish or post any bond, security or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(f) and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, securing, furnishing or posting of any such bond, security or similar instrument.

(g) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(h) Counterparts. This Support Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

(i) Entire Agreement; No Third-Party Beneficiaries. This Support Agreement, together with Schedule A hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. This Support Agreement is not intended to confer upon any person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns any rights or remedies hereunder.

(j) Governing Law. This Support Agreement shall be governed by, interpreted, construed and enforced in accordance with the Laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this Support Agreement, whether sounding in contract, tort or statute, shall be governed by the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the Laws or statutes of limitations of a different jurisdiction.

(k) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY LEGAL PROCEEDING AND/OR CONTROVERSY THAT MAY ARISE OUT OF OR RELATE TO THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OR CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6(k).

(l) Assignment. No rights or obligations under this Support Agreement may be assigned or delegated by operation of applicable Law or otherwise. Any purported assignment or delegation in violation of this Support Agreement is void.

(m) Consent to Jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 6(b) of this Support Agreement or in such manner as may be permitted by applicable Law, and nothing in this Section 6(l) will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Support Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Support Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Support Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The parties agree that any violation of this Section 6(m) shall constitute a material breach of this Support Agreement and shall constitute irreparable harm.

(n) Disclosure. Each Stockholder consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and holding of the Subject Shares, and the terms of this Support Agreement (including, for the avoidance of doubt, the disclosure of this Support Agreement), in any press release, Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other Transactions.

(o) Expenses. All costs and expenses incurred in connection with this Support Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

(p) Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

[PARENT]

By
Name:
Title:

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

STOCKHOLDER:

Name:

SCHEDULE A

Stockholder	Type of Subject Shares	Number of Subject Shares
[Stockholder]	[Common Stock]	[________]

Notice

[Stockholder]

c/o [                  ]

[Address]

[Address]

[Address]

Attention: [______________]

Fax: [_______________]

Email: [_______________]

with a copy (which shall not constitute notice to the Stockholders) to:

[Address]

[Address]

[Address]

Attention: [______________]

Fax: [_______________]

Email: [_______________]

SCHEDULE B

[attached]